UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2005, the Board of Directors of Discovery Laboratories, Inc. (the “Company”) appointed Kathleen A. McGowan, 44, as the Company’s Controller and principal accounting officer. Ms. McGowan replaced Cynthia Davis, who remains with the Company in a different capacity. Ms. McGowan is an at-will employee of the Company and she will be paid an annual base salary of $140,000.

Prior to her appointment as Controller and principal accounting officer, Ms. McGowan served as Director of Financial Planning and Analysis of the Company since June 7, 2004. Previously, she was Director of Financial Analysis at Claneil Enterprises, Inc., a private equity investment firm, where she evaluated investment opportunities and provided financial analysis, valuation and management of the investment portfolio. From 1996-2000, Ms. McGowan was the Financial Controller at The Liposome Company, Inc., a publicly held biotech company acquired by Elan Corporation, plc, where she managed the internal and external financial reporting and analysis, internal controls and accounting functions, and provided financial oversight to the sales & marketing organization. Ms. McGowan received her B.S. in Finance and Accounting from Drexel University and an MBA in Finance from Fairleigh Dickinson University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: March 17, 2005